UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 12, 2008
M&T BANK CORPORATION

(Exact name of registrant as specified in its charter)
New York

(State or other jurisdiction of incorporation)

1-9861	16-0968385

(Commission File Number)	(I.R.S. Employer Identification No.)

One M&T Plaza, Buffalo, New York	14203

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (716) 842-5445
(NOT APPLICABLE)

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.
     On September 7, 2008, the Federal National Mortgage Association (“Fannie Mae”) and the Federal Home Loan Mortgage Corporation (“Freddie Mac”) were placed under conservatorship by the U.S. Government. As a result, M&T Bank Corporation (“M&T”) will record a non-cash, “other-than-temporary” impairment charge in the third quarter with respect to its holdings of the preferred stock of Fannie Mae and Freddie Mac.
     As previously reported in its Form 10-Q for the quarterly period ended June 30, 2008 and further discussed by M&T on September 8, 2008 in a presentation at the Lehman Brothers 2008 Financial Services Conference, M&T Bank holds in its available-for-sale investment securities portfolio preferred stock of Fannie Mae and Freddie Mac with a cost basis of $162 million. At June 30, 2008, such preferred stock had a fair value of approximately $120 million. Since that date, the fair value has declined significantly. The amount of the impairment charge and any available tax benefit related thereto will be determined as of September 30, 2008.
     Following the impairment charge, M&T expects that its regulatory capital ratios and tangible capital ratio as of September 30, 2008 will not be significantly different than the ratios reported as of June 30, 2008.
Forward-Looking Statements. This report contains forward-looking statements that are based on current expectations, estimates and projections about M&T’s business, management’s beliefs and assumptions made by management. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions (“Future Factors”) which are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements.
     Future Factors include changes in interest rates, spreads on earning assets and interest-bearing liabilities, and interest rate sensitivity; prepayment speeds, loan originations, credit losses and market values on loans, other assets and collateral securing loans; sources of liquidity; common shares outstanding; common stock price volatility; fair value of and number of stock-based compensation awards to be issued in future periods; legislation affecting the financial services industry as a whole, and M&T and its subsidiaries individually or collectively, including tax legislation; regulatory supervision and oversight, including monetary policy and required capital levels; changes in accounting policies or procedures as may be required by the Financial Accounting Standards Board or other regulatory agencies; increasing price and product/service competition by competitors, including new entrants; rapid technological developments and changes; the ability to continue to introduce competitive new products and services on a timely, cost-effective basis; the mix of products/services; containing costs and expenses; governmental and public policy changes; protection and validity of intellectual property rights; reliance on large customers; technological, implementation and cost/financial risks in large, multi-year contracts; the outcome of pending and future litigation and governmental proceedings, including tax-related examinations and other matters; continued availability of financing; financial resources in the amounts, at the times and on the terms required to support M&T and its subsidiaries’ future businesses; and material differences in the actual financial results of merger, acquisition and investment activities compared with M&T’s initial expectations, including the full realization of anticipated cost savings and revenue enhancements.

     These are representative of the Future Factors that could affect the outcome of the forward-looking statements. In addition, such statements could be affected by general industry and market conditions and growth rates, general economic and political conditions, either nationally or in the states in which M&T and its subsidiaries do business, including interest rate and currency exchange rate fluctuations, changes and trends in the securities markets, and other Future Factors.
SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

M&T BANK CORPORATION
Date: September 12, 2008	By:	/s/ René F. Jones
René F. Jones
Executive Vice President and Chief Financial Officer